Exhibit 5.4

EMILIOS LEMONARIS

BARRISTER-AT-LAW

6, Ayias Elenis Street AYIA ELENl TOWER (3rd Floor, Office No. 34) P.O.Box 22095 1517 NICOSIA - CYPRUS E-Mail: s.lemonari@cytanet.com.cy	Tel: 22754727 22754725 Fax: 22761987

29th June 2007

Messrs

Stealth Gas Inc.

Apollon Business Center, Building No. 2

331 Kifisias Avenue

14661 Athens, Greece

OPINION

The undersigned Emilios Lemonaris, Barrister-at-law of the Honourable Society of Lincoln’s Inn, London, England of No 6 Ayias Elenis Street, Third Floor office No 34, 1060 Nicosia, Republic of Cyprus, being a registered advocate in accordance with the Provisions of the Advocates Law, Capitum 2 of the Laws of the Republic of Cyprus with a right of audience before the Supreme Court of Cyprus and before all the other Courts of the land with specialization in international law and in all branches of Cyprus law and practising law in Cyprus since the year 1969 render the following considered opinion:

1.	That Northern Yield Shipping Limited (hereinafter “The Corporation”) is a legal Corporation properly constituted and validly existing in accordance with the laws of the Republic of Cyprus.
2.

That the Corporation is authorized by the general law of the land and by the provisions of its Charter of Incorporation to issue guarantees for debts and obligations created either by the Corporation itself or by third parties.

3.

That I have perused the Shelf Registration Statement on Form F-3 of StealthGas Inc filed with the United States Securities and Exchange Commission for possible future issuance of debt securities by StealthGas Inc and of the guarantees (the “Subsidiary Guarantees”) of such debt securities by Northern Yield Shipping Limited (hereinafter “The Cypriot Guarantor”).

4.

That the Subsidiary Guarantees have been duly authorized by the Cypriot Guarantor and when issued will constitute valid and legally binding obligations of the Cypriot Guarantor entitled to the benefits of the applicable indentures under which the debt securities and Subsidiary Guarantees are issued and enforceable against the Cypriot Guarantor in accordance with their terms.

5.

That I hereby consent to the use of this opinion as an Exhibit to the Registration Statement on Form F-3 and to the reference to me under the caption “Legal Matters” in the Prospectus included in the Registration Statement on Form F-3. In giving such consent I do not hereby admit that I am acting within the category of persons whose consent is required under section 7 of the United States Securities Act of 1933, as amended, or the Rules or Regulations of the United States Securities and Exchange Commission thereunder.

Very truly Yours

/s/ Emilios Lemonaris
Emilios Lemonaris Barrister-at-law